Exhibit 99.1

Citadel Broadcasting Corporation Reports Record 2003 Third Quarter Operating Results
  Net Revenue Up 7.6%
  Third Quarter Operating Income Increased to $3.5 Million in 2003 as Compared to a Loss of $4.2 Million in 2002 and Operating Income Excluding Non-Cash Expenses Increased 11.8%
  Company Successfully Completes its Initial Public Offering of its Common Stock on August 1, 2003, Resulting in Net Proceeds of Approximately $448 Million
  Company Completes Acquisition of Radio Stations in New Orleans and Des Moines for Approximately $128.0 Million (the "Wilks Acquisition")

Las Vegas, Nevada, November 4, 2003 - Citadel Broadcasting Corporation (NYSE:CDL) today reported its results for the third quarter of 2003.

September 30, 2003 – Third Quarter Results

Net revenues in the third quarter of 2003 were a record $96.7 million compared with $89.9 million in the third quarter of 2002, an increase of $6.8 million, or 7.6%. Operating income for the third quarter of 2003 was $3.5 million compared with a loss of $4.2 million in the corresponding 2002 period, resulting in an overall increase of $7.7 million. The increase in operating income for the third quarter was primarily due to higher revenues and a decrease in non-cash stock compensation expense.

Operating income excluding non-cash expenses (depreciation, amortization and amortization of non-cash stock compensation) was a record $40.6 million for the third quarter 2003 compared to $36.3 million for the third quarter 2002, an increase of $4.3 million, or 11.8%. The third quarter 2003 operating results included the results of the Wilks Acquisition, which was effective September 8, 2003. The Wilks Acquisition contributed approximately $1.0 million in revenues and approximately $0.5 million in operating income excluding non-cash expenses to the third quarter results.

The revenue increase discussed above was due to growth at our existing stations as well as certain acquisitions that were completed during 2003, including stations in Stockton, CA, Reno, NV, Pontiac, IL, and Oklahoma City, OK. On a pro forma basis, assuming all of the above acquisitions, including the Wilks Acquisition, were completed as of the beginning of the periods presented, net revenues in the third quarter of 2003 would have increased by approximately 3.5% compared to the same period in 2002. Also, on a pro forma basis operating income excluding non-cash charges for the third quarter of 2003 would have increased approximately 10% compared to the third quarter of 2002.

Free cash flow (defined as operating income excluding non-cash charges, less net interest expense, capital expenditures and cash taxes) was $27.6 million for the three months ended September 30, 2003 compared to $18.8 million for the three months ended September 30, 2002, an increase of $8.8 million, or 46.8%.

Farid Suleman, Chairman of the Board and Chief Executive Officer of Citadel Broadcasting Corporation stated: "The Company is pleased with its record third quarter operating results, which were achieved in a tough economic environment for advertising based media companies. "Mr. Suleman added that "the Company is well positioned to continue to grow both from its existing stations as well as through acquisitions in 2004."

Net interest expense decreased $4.7 million to $11.1 million for the quarter ended September 30, 2003 from $15.8 million for the quarter ended September 30, 2002, a decrease of 29.7%. Net interest expense included amortization of deferred financing costs of approximately $0.7 million and $0.9 million for the three-month periods ended September 30, 2003 and 2002, respectively. The decrease in net interest expense was primarily due to a reduction in both outstanding borrowings under the Company’s senior credit facility and interest rates for the quarter ended September 30, 2003 when compared to the same period in 2002.

Depreciation and amortization expense of $35.0 million for the quarter ended September 30, 2003 was relatively unchanged from $35.8 million for the quarter ended September 30, 2002. Amortization expense for the quarter ended September 30, 2003 and 2002 includes approximately $28.7 million and $28.8 million, respectively, of expense related to the Company’s Advertiser Base asset, established upon the initial acquisition of Citadel Communications Corporation in June 2001. The amortization for the Advertiser Base will decline significantly in 2004 and 2005. The Advertiser Base amortization expense for each of the three years ending December 31 is estimated as follows: $113 million (2003), $66 million (2004), and $10 million (2005).

Income tax expense for the quarter ended September 30, 2003 was $7.3 million compared with an income tax benefit of $2.8 million for the quarter ended September 30, 2002. The income tax expense for the quarter ended September 30, 2003 was primarily due to the amortization of indefinite lived intangibles for income tax purposes, for which no benefit can be recognized in the financial statements until the assets are disposed of. The income tax benefit for the quarter ended September 30, 2002 was primarily due to benefits related to the Company’s net operating losses offset by increases in the valuation allowance. The income tax expense/(benefit) includes cash taxes of approximately $0.4 million and $0.2 million for the three months ended September 30, 2003 and 2002, respectively.

Net loss for the quarter ended September 30, 2003 was $23.2 million, or $0.20 per basic and diluted share, as compared to a net loss of $17.4 million, or $0.18 per basic and diluted share for the same period in 2002. The net loss for the quarter ended September 30, 2003 included a non-cash expense of $8.2 million due to the write-off of deferred financing costs as a result of the repayment of senior debt from the proceeds of the Company’s initial public offering of its common stock on August 1, 2003. In addition, the net loss for both periods was significantly impacted by depreciation and amortization expense and non-cash stock compensation of $35.0 million and $2.2 million, respectively, for the three months ended September 30, 2003 and $35.8 million and $4.8 million, respectively, for the three months ended September 30, 2002.

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The loss per share amounts were computed based on the weighted average number of common shares outstanding during the three months ended September 30, 2003 and 2002, which, for the three months ended September 30, 2003, includes the 96,134,329 shares of Class A common stock outstanding until July 31, 2003 and the 122,911,490 shares of common stock outstanding after the recapitalization immediately prior to, or simultaneously with, the completion of the Company’s initial public offering. On August 1, 2003, the Company sold 25.3 million shares (including an over allotment of 3.3 million shares) of common stock at $19.00 per share.

September 30, 2003 – Year-to-Date Results

Net revenues for the nine months ended September 30, 2003 were $269.3 million compared with $254.1 million for the nine months ended September 30, 2002, an increase of $15.2 million, or 6.0%. Operating loss for the nine months ended September 30, 2003 was $8.8 million compared with $36.4 million in the corresponding 2002 period, a decrease of $27.6 million, or 75.8%. The decrease in operating loss for the nine months ended September 30, 2003 was primarily due to higher revenues and a decrease in non-cash stock compensation expense.

Operating income excluding non-cash expenses was $105.1 million for the nine months ended September 30, 2003 compared to $91.9 million for the nine months ended September 30, 2002, an increase of $13.2 million, or 14.4%. The nine months ended September 30, 2003 operating results included the results of the Wilks Acquisition, which was effective September 8, 2003. The Wilks Acquisition contributed approximately $1.0 million in revenues and approximately $0.5 million in operating income excluding non-cash expenses to the nine-month results.

The increase in revenue discussed above was due to growth at our existing stations as well as certain acquisitions that were completed in 2003 including stations in Stockton, CA, Reno, NV, Pontiac, IL, and Oklahoma City, OK. On a pro forma basis, assuming all of the above acquisitions, including the Wilks Acquisition, were completed as of the beginning of the periods presented, net revenues for the nine months ended September 30, 2003 would have increased by approximately 4% compared to the same period in 2002. Also, on a pro forma basis operating income excluding non-cash charges for the nine months ended September 30, 2003 would have increased approximately 13% compared to the nine months ended September 30, 2002.

Free cash flow was $60.6 million for the nine months ended September 30, 2003 compared to $37.5 million for the nine months ended September 30, 2002, an increase of $23.1 million, or 61.6%.

Net interest expense decreased $8.1 million to $38.8 million for the nine months ended September 30, 2003 from $46.9 million for the same period in 2002, a decrease of 17.3%. Net interest expense includes amortization of deferred financing costs of approximately $2.5 million and $2.7 million for the nine-month periods ended September 30, 2003 and 2002, respectively. This decrease in net interest expense was primarily due to a reduction in both outstanding borrowings under the Company’s senior credit facility and interest rates for the nine months ended September 30, 2003 when compared to the same period in 2002.

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Depreciation and amortization of $105.8 million for the nine months ended September 30, 2003 was relatively unchanged from $107.1 million for the nine months ended September 30, 2002. Amortization expense for the nine months ended September 30, 2003 and 2002 included approximately $86.4 million and $86.5 million, respectively, of expense related to the Company’s Advertiser Base.

Income tax expense for the nine months ended September 30, 2003 was $20.2 million compared to an income tax benefit of $11.6 million for the nine months ended September 30, 2002. The income tax expense for the nine months ended September 30, 2003 was primarily due to the amortization of indefinite lived intangibles for income tax purposes, for which no benefit can be recognized in the financial statements until the assets are disposed of. The income tax benefit for the nine months ended September 30, 2002 was primarily due to benefits related to the Company’s net operating losses offset by increases in the valuation allowance. The income tax expense/(benefit) includes cash taxes of approximately $1.0 million and $0.9 million for the nine months ended September 30, 2003 and 2002, respectively.

Net loss for the first nine months of 2003 was $76.0 million, or $0.74 per basic and diluted share, as compared to a net loss of $72.4 million, or $0.75 per basic and diluted share for the same period in 2002. The net loss for the nine months ended September 30, 2003 included a non-cash expense of $8.2 million due to the write-off of deferred financing costs as a result of the repayment of senior debt from the proceeds of the Company’s initial public offering of its common stock on August 1, 2003. In addition, the net loss for both periods was significantly impacted by depreciation and amortization expense and non-cash stock compensation of $105.8 million and $8.2 million, respectively, for the nine months ended September 30, 2003 and $107.1 million and $21.1 million, respectively, for the nine months ended September 30, 2002.

The loss per share amounts were computed based on the weighted average number of common shares outstanding during the nine months ended September 30, 2003 and 2002, which, for the nine months ended September 30, 2003, includes the 96,134,329 shares of Class A common stock outstanding until July 31, 2003 and the 122,911,490 shares of common stock outstanding after the recapitalization immediately prior to, or simultaneously with, the completion of the Company’s initial public offering.

Citadel Broadcasting Corporation is the sixth largest radio broadcasting company in the United States based on net broadcasting revenue. The Company owns and operates 151 FM and 63 AM radio stations in 44 markets, including clusters of four or more stations in 35 markets. Citadel has a national presence, and its portfolio of stations is diversified in terms of format and target demographics, as well as geographic location.

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Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in economic conditions in the U.S.; fluctuations in interest rates; changes in industry conditions; changes in operating performance; shifts in population and other demographics; changes in the level of competition for advertising dollars; technological changes and innovations; changes in governmental regulations and policies and actions of regulatory bodies; changes in tax rates; and changes in capital expenditure requirements. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise any forward-looking statements.

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CITADEL BROADCASTING CORPORATION
Condensed Consolidated Financial Data
(Amounts in Thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

Condensed Statements of Operations	2003	2002	2003	2002
		(As Restated)		(As Restated)

Net Revenues	$96,707	$89,938	$269,308	$254,091

Cost of Revenues	25,502	22,377	73,653	68,862
Selling, General and Administrative	28,171	28,631	83,133	85,246
Corporate General and Administrative	2,456	2,610	7,399	8,109
Non-Cash Stock Compensation	2,158	4,752	8,181	21,134
Depreciation and Amortization	34,959	35,796	105,770	107,101

Operating Income (Loss)	3,461	(4,228)	(8,828)	(36,361)

Non-Operating Expenses (Income):
Net Interest Expense, Including Amortization of Debt
Issuance Costs of $666 and $913 for the Three Months Ended September 30, 2003 and 2002, Respectively, and $2,495 and $2,739 for the Nine Months Ended September 30, 2003 and 2002, Respectively	11,091	15,755	38,750	46,869
Loss on Extinguishment of Debt	8,154	-	8,154	-
Net Loss on Disposal of Assets and Other, Net	31	213	67	714

Total Non-Operating Expenses, Net	19,276	15,968	46,971	47,583

Loss before Income Taxes	(15,815)	(20,196)	(55,799)	(83,944)

Income Tax Expense/(Benefit)	7,338	(2,767)	20,151	(11,551)

Net Loss	$(23,153)	$(17,429)	$(75,950)	$(72,393)

Basic and Diluted Net Loss Per Common Share	$(0.20)	$(0.18)	$(0.74)	$(0.75)

Weighted Average Common Shares Outstanding	113,889	96,134	102,118	96,134

	September 30, 2003	December 31, 2002

	(Amounts in Thousands)
Selected Balance Sheet Data:
Cash and Cash Equivalents	$12,129	$2,134
Working Capital	52,412	29,083
Total Assets	2,288,717	2,198,333
Notes Payable (Including Current Portion)	196,111	521,000
Subordinated Debt	500,000	500,000
Total Shareholders' Equity	1,243,825	866,575

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CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; Dollars in thousands)

The following tables set forth the Company’s Operating Income excluding Non-Cash Charges (non-cash charges include depreciation, amortization and amortization of non-cash stock compensation) for the three and nine months ended September 30, 2003 and 2002. The Company defines Operating Income excluding Non-Cash Charges as net loss adjusted to exclude the following line items presented in its Statement of Operations: income tax expense/(benefit), net loss on disposal of assets and other, net, loss on extinguishment of debt, net interest expense, depreciation and amortization and non-cash stock compensation. While this non-GAAP measure has been relabeled to more accurately describe in the title the method of calculation of the measure, the actual method of calculating the measure now labeled Operating Income excluding Non-Cash Charges is unchanged from the method previously used to calculate the measure formerly labeled EBITDA, excluding non-cash stock compensation in our prior disclosure.

The Company uses Operating Income excluding Non-Cash Charges, among other things, to evaluate the Company’s operating performance, to value prospective acquisitions, as the basis of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for the planning and forecasting of future periods. This measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and operating cash flow. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since Operating Income excluding Non-Cash Charges is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP or as measures of liquidity. Operating Income excluding Non-Cash Charges, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. As Operating Income excluding Non-Cash Charges excludes certain financial information compared with net loss, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of Operating Income excluding Non-Cash Charges to net loss, the most directly comparable amount reported under GAAP.

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CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2003	2002	2003		2002

Operating Income Excluding Non-Cash Charges	$40,578	$36,320	$105,123		$91,874
Non-Cash Stock Compensation	(2,158)	(4,752)	(8,181)		(21,134)

Operating Income Before Depreciation and Amortization	38,420	31,568	96,942		70,740
Depreciation and Amortization	(34,959)	(35,796)	(105,770)		(107,101)

Operating Income (Loss)	3,461	(4,228)	(8,828)		(36,361)
Net Interest Expense	11,091	15,755	38,750		46,869
Loss on Extinguishment of Debt	8,154	-	8,154		-
Net Loss on Disposal of Assets and Other, Net	31	213	67		714

Loss before Income Taxes	(15,815)	(20,196)	(55,799)		(83,944)
Income Tax Expense/(Benefit)	7,338	(2,767)	20,151		(11,551)

Net Loss	$(23,153)	$(17,429)	$(75,950)	$	(72,393)

Free cash flow is defined by the Company as operating income excluding non-cash charges less net interest expense, capital expenditures and cash taxes. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

As free cash flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP or as measures of liquidity. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. Free cash flow, as defined by the Company, excludes certain financial information when compared with operating income or loss, the most directly comparable GAAP financial measure, and users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of free cash flow to operating income or loss, the most directly comparable amount reported under GAAP.

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CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; Dollars in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,

	2003		2002		2003		2002

Operating Income (Loss)	$3,461	$	(4,228)	$	(8,828)	$	(36,361)
Plus (Minus)
Depreciation and Amortization	34,959		35,796		105,770		107,101
Non-Cash Stock Compensation	2,158		4,752		8,181		21,134
Interest Expense, Net	(11,091)		(15,755)		(38,750)		(46,869)
Capital Expenditures	(1,535)		(1,557)		(4,697)		(6,656)
Cash Taxes	(400)		(206)		(1,030)		(860)

Free Cash Flow	$27,552		$18,802		$60,646		$37,489

Contact: Citadel Broadcasting Corporation
              Randy Taylor 702/804-5200

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